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                                                                    Exhibit 4.18

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                           CAPITAL ONE CAPITAL II, LLC

     This Limited Liability Company Agreement (this "Agreement") of Capital One Capital II, LLC is entered into by Capital One Bank, a limited purpose Virginia state-chartered bank, as the managing member (the "Member").

     The Member, by its execution of the Certificate of Formation and this Agreement, hereby forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. (S)18-101,
                                                              -------
et seq.), as amended from time to time (the "Act"), and hereby agrees as
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follows:

     1.   Name. The name of the limited liability company formed hereby is
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Capital One Capital II, LLC (the "Company").


     2.   Certificates. Bernard J. Kelley, as an authorized person within the
          ------------
meaning of the Act, shall execute, deliver and file the Certificate of Formation of the Company with the Secretary of State of the State of Delaware (the "Secretary of State"). Upon the filing of the Certificate of Formation of the Company with the Secretary of State, his powers as an authorized person shall cease and the Member and any Officer, acting individually, shall thereafter be designated as an authorized person within the meaning of the Act and shall execute, deliver and file any amendments and/or restatements of the Certificate of Formation of the Company and any other certificates required or permitted to be filed with the Secretary of State (and any amendments and/or restatements thereof). The Member or any Officer, acting individually, shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

     3.   Purpose. The Company is formed for the object and purpose of, and the
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nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all lawful activities necessary or incidental to the foregoing.

     4.   Powers. The business and affairs of the Company shall be managed by
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the Member. The Member shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members under the laws of the State of Delaware.

     5.   Principal Business Office. The principal business office of the
          -------------------------
Company shall be c/o Capital One Financial Corporation, 2980 Fairview Park Drive, Suite 1300, Falls Church, Virginia, 22042-4525, or any other such location as may hereafter be determined by the Member.

     6.   Registered Office. The address of the registered office of the Company
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in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust
Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801.

     7.   Registered Agent. The name and address of the registered agent of the
          ----------------
Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801.

     8.   Members. The name and the mailing address of the Member are set forth
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in the records of the Company.


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     9.   Limited Liability. Except as otherwise provided by the Act, the debts,
          -----------------
obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

     10.  Admission and Capital Contribution. The Member is admitted as the
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Member of the Company upon its execution and delivery of this Agreement. The
Member will contribute $100.00 to the Company.

     11.  Additional Capital Contributions. The Member is not required to make
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any additional capital contributions to the Company. However, the Member may make additional capital contributions to the Company at any time.

     12.  Allocation of Profits and Losses. The Company's profits and losses
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shall be allocated to the Member.

     13.  Distributions. Distributions shall be made to the Member at the times
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and in the aggregate amounts determined by the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 or 18-804 of the Act or other applicable law.

     14.  Management. In accordance with Section 18-402 of the Act, management
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of the Company shall be vested in the Member. The Member shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members of a limited liability company under the laws of the State of Delaware. Notwithstanding any other provision of this Agreement, the Member is authorized to execute, deliver and perform any document on behalf of the Company without any vote or consent of any other person or entity.

     15.  Officers. The Member may, from time to time as it deems advisable,
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appoint officers of the Company (the "Officers") and assign in writing titles
(including, without limitation, President, Vice President, Secretary, and Treasurer) to any such person. Unless the Member decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office for such a business corporation. Any delegation pursuant to this Section 15 may be revoked at any time by the Member.

     16.  Other Business. The Member may engage in or possess an interest in
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other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

     17.  Exculpation and Indemnification. No Member or Officer shall be liable
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to the Company, or any other person or entity who has an interest in the
Company, for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Member or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member or Officer by this Agreement, except that a Member or Officer shall be liable for any such loss, damage or claim incurred by reason of such Member's or Officer's gross negligence or willful misconduct. To the fullest extent permitted by applicable law, a Member or Officer shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Member or Officer by reason of any act or omission performed or omitted by such Member or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member or Officer by this Agreement, except that no Member or Officer shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Member or Officer by reason of gross negligence or willful misconduct

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with respect to such acts or omissions; provided, however, that any indemnity
                                        --------  -------
under this Section 17 shall be provided out of and to the extent of Company assets only, and the Member shall not have personal liability on account thereof.

     18.  Assignments. The Member may assign in whole or in part its limited
          -----------
liability company interest. If a Member transfers all of its interest in the Company pursuant to this Section 18, the transferee shall be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the transfer, and, immediately following such admission, the transferor Member shall cease to be a member of the Company.

     19.  Resignation. The Member may resign from the Company. If the Member
          -----------
resigns pursuant to this Section 19, an additional member shall be admitted to the Company, subject to Section 20, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the resignation, and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

     20.  Admission of Additional Members. One (1) or more additional members of
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the Company may be admitted to the Company with the written consent of the
Member.

     21.  Dissolution.
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          a.   The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of the Member,
(ii) the retirement, resignation or dissolution of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company, unless the business of the Company is continued in a manner permitted by the Act, or
(iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

          b. The bankruptcy (as defined in Sections 18-101(1) and 18-304 of the Act) of the Member will not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

          c. In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

     22.  Separability of Provisions. Each provision of this Agreement shall be
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considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

     23.  Counterparts. This Agreement may be executed in any number of
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counterparts, each of which shall be deemed an original of this Agreement.

     24.  Entire Agreement. This Agreement constitutes the entire agreement of
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the Member with respect to the subject matter hereof.

     25.  Governing Law. This Agreement shall be governed by, and construed
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under, the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

     26.  Amendments. This Agreement may not be modified, altered, supplemented
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or amended except pursuant to a written agreement executed and delivered by the
Member.

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     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the 23 day of January, 2002.


                                    CAPITAL ONE BANK


                                    By: /s/ Stephen Linehan
                                        --------------------------------
                                        Name:  Stephen Linehan
                                        Title: Vice President, Corporate
                                               Treasury & Assistant Treasurer